Exhibit 2

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Georgia-Pacific Debenture-Backed Series 2001-29 *CUSIP: 21988G635 & 21988GBB1

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 30, 2002.

INTEREST ACCOUNT

Balance as of April 30, 2002 ...................................           $0.00
         Scheduled Income received on securities ...............   $1,461,937.50
         Unscheduled Income received on securities .............           $0.00


LESS:
         Distribution to Class A1 Holders ......................  -$1,440,750.00
         Distribution to Class A2 Holders ......................     -$21,187.50
         Distribution to Depositor .............................          -$0.00
         Distribution to Trustee ...............................          -$0.00
Balance as of October 30, 2002 .................................           $0.00

PRINCIPAL ACCOUNT

Balance as of April 30, 2002 ...................................           $0.00
         Scheduled Principal payment received on securities ....           $0.00
LESS:
         Distribution to Holders ...............................           $0.00
Balance as of October 30, 2002 .................................           $0.00

                   UNDERLYING SECURITIES HELD AS OF OCTOBER 30, 2002

Principal
Amount                     Title of Security
------                     -----------------
$33,900,000                Georgia-Pacific Corporation 8.625% Debentures
                           due April 30, 2025
                           *CUSIP: 373298BL1

U.S. Bank Trust National Association, as Trustee

* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.


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